Exhibit 99.3

POWERWAVE TECHNOLOGIES, INC.

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following Unaudited Pro Forma Condensed Combined Financial Information and explanatory notes of Powerwave Technologies, Inc. (the “Company” or “Powerwave”) give effect to Powerwave’s acquisition of all the outstanding voting securities of Filtronic (Overseas Holdings) Limited and substantially all of the assets and liabilities of Filtronic Comtek (UK) Limited (together, the “Filtronic Wireless Infrastructure Division”), each such entity a wholly-owned subsidiary of Filtronic, plc, (“Filtronic”) (such transaction, the “Filtronic Wireless Acquisition”). The Filtronic Wireless Acquisition is accounted for as a purchase business combination as defined in Statement of Financial Accounting Standards No. 141, Business Combinations. The Unaudited Pro Forma Condensed Combined Balance Sheet as of July 2, 2006 gives effect to the Filtronic Wireless Acquisition as if it had occurred on July 2, 2006. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended July 2, 2006 and for the year ended January 1, 2006 give effect to the Filtronic Wireless Acquisition as if it had occurred on January 3, 2005, the first day of the fiscal period for which a pro forma statement of operations is presented.

On September 2, 2005, Powerwave acquired select assets and liabilities of REMEC, Inc.’s Wireless Systems Business. These acquired operations are only included since September 2, 2005. The Company does not give pro forma effect for periods prior to its acquisition because it is not required to be reflected in these pro forma financial statements.

Powerwave reports its financial information on a 52-53 week fiscal year that ends on the Sunday closest to December 31 and Filtronic reports its financial information on the basis of a May 31 fiscal year. The Unaudited Pro Forma Condensed Combined Balance Sheet as of July 2, 2006 includes Powerwave’s unaudited historical balance sheet as of July 2, 2006 and the Filtronic Wireless Infrastructure Division’s audited historical balance sheet as of May 31, 2006. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended January 1, 2006 includes Powerwave’s audited historical results of operations for its fiscal year ended January 1, 2006 and the Filtronic Wireless Infrastructure Division’s unaudited historical results of operations for the twelve months ended November 30, 2005. The Filtronic Wireless Infrastructure Division’s unaudited historical results of operations for the twelve months ended November 30, 2005 are calculated by subtracting its unaudited data for the six months ended November 30, 2004 from its audited data for the year ended May 31, 2005 and then adding unaudited data for the six months ended November 30, 2005. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended July 2, 2006 include Powerwave’s unaudited historical results of operations for the six months ended July 2, 2006 and the Filtronic Wireless Infrastructure Division’s unaudited historical results of operations for the six months ended May 31, 2006. The Filtronic Wireless Infrastructure Division’s unaudited historical results of operations for the six months ended May 31, 2006 are calculated by subtracting its unaudited data for the six months ended November 30, 2005 from its audited data for the year ended May 31, 2006.

The historical financial information set forth below has been derived from, and is qualified by reference to, the consolidated financial statements and notes thereto of Powerwave and the Filtronic Wireless Infrastructure Division and should be read in conjunction with those financial statements and notes thereto. Under the purchase method of accounting, the estimated purchase price, calculated as described in Note 3 to this Unaudited Pro Forma Condensed Combined Financial Information, is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Management has completed a preliminary allocation of the purchase consideration based upon estimates of fair value determined by management. Such allocation and amounts may change as management finalizes its valuation of identified intangibles, restructuring and integration plan, and product line rationalization decisions. Certain qualifying additional costs related to restructure and integration of the Filtronic Wireless Infrastructure Division operations recorded in future periods will be recorded as an adjustment to goodwill. Additionally, the Unaudited Pro Forma Condensed Combined Financial Information does not give effect to any synergies or cost savings, which may be realized as a result of the Filtronic Wireless Acquisition, and the impact of ongoing integration activities could cause material differences from the information presented. Therefore, the actual amounts recorded as of the completion of the transaction and thereafter may differ materially from the information presented herein.

The Unaudited Pro Forma Condensed Combined Financial Information is provided for informational purposes only and does not purport to present the combined financial position or results of operations of Powerwave or the Filtronic Wireless Infrastructure Division had the Filtronic Wireless Acquisition occurred on the dates specified, nor is it necessarily indicative of the results of operations that may be expected in the future.

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF JULY 2, 2006

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Powerwave	Filtronic’s Wireless Infrastructure Division	IFRS to US GAAP Adjustments		Powerwave Pro Forma Adjustments		Pro Forma Combined
Current Assets:
Cash and cash equivalents	$208,456	$3,053			$(188,053)	(a), (b)	$23,456
Restricted cash	11,763						11,763
Accounts receivable, net	253,749	75,678					329,427
Inventories	132,051	45,292			3,027	(c)	180,370
Prepaid expenses and other current assets	27,523	1,030					28,553
Deferred tax assets	3,431	—					3,431

Total current assets	636,973	125,053			(185,026)		577,000
Property, plant and equipment	152,126	61,653			(19,028)	(b)	194,751
Assets held for sale	9,969						9,969
Goodwill	309,770				146,886	(d)	456,656
Identifiable intangible assets, net	68,021				90,185	(d)	158,206
Deferred tax assets		4,210			(4,210)	(e)	—
Other non-current assets	11,311				(710)	(f)	10,601

TOTAL ASSETS	$1,188,170	$190,916	—		$28,097		$1,407,183

Current Liabilities:
Accounts payable	$107,705	$47,327					$155,032
Accrued income taxes	16,509	530					17,039
Accrued expenses and other current liabilities	91,707				$4,090	(f)	95,797

Total current liabilities	215,921	47,857			4,090		267,868

Long-term debt	330,000						330,000
Deferred tax liabilities	10,090	1,288			1,812	(e)	13,190
Other non-current liabilities	5,232		$848	(2)			6,080

Total liabilities	561,243	49,145	848		5,902		617,138

Total shareholders’ equity	626,927	141,771	(848)		22,195	(g)	790,045

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$1,188,170	$190,916	—		$28,097		$1,407,183

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JULY 2, 2006

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Powerwave	Filtronic Wireless Infrastructure Division	IFRS to US GAAP Adjustments		Powerwave Pro Forma Adjustments		Pro Forma Combined
Net sales	$425,459	$137,164					$562,623
Cost of sales:
Cost of goods	328,675	107,187					435,862
Intangible asset amortization	6,225				$6,054	(h)	12,279
Acquired inventory incremental costs	235						235

Total cost of sales	335,135	107,187			6,054		448,376

Gross profit	90,324	29,977			(6,054)		114,247
Operating expenses:
Sales and marketing	17,670	1,406					19,076
Research and development	30,701	15,894					46,595
General and administrative	27,255	12,153	$(193)	(1), (2)			39,215
Intangible asset amortization	4,251				2,965	(h)	7,216
Restructuring and impairment charges	171						171

Total operating expenses	80,048	29,453	(193)		2,965		112,273

Operating income (expense)	10,276	524	193		(9,019)		1,974
Other income and expense	2,241				(4,301)	(i)	(2,060)
Provision for (benefit from) income taxes	2,175	(188)					1,987

Net income	$10,342	$712	$193		$(13,320)		$(2,073)

Basic earnings per share	$0.09						$(0.02)

Diluted earnings per share	$0.09						$(0.02)

Basic weighted average common shares	111,913				17,700	(j)	129,613

Diluted weighted average common shares	144,212				17,700	(j)	129,613

POWERWAVE TECHNOLOGIES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JANUARY 1, 2006

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Powerwave	Filtronic’s Wireless Infrastructure Division	IFRS to US GAAP Adjustments			Powerwave Pro Forma Adjustments			Pro Forma Combined
Net sales	$825,078	$311,271							$1,136,349
Cost of sales:
Cost of goods	609,325	222,300							831,625
Intangible asset amortization	8,740					$12,108	(h	)	20,848
Acquired inventory incremental costs	1,405								1,405

Total cost of sales	619,470	222,300				12,108			853,878

Gross profit	205,608	88,971				(12,108)			282,471
Operating expenses:
Sales and marketing	39,955	2,930							42,885
Research and development	61,032	30,349							91,381
General and administrative	42,308	25,982	$(3,009)	(1	),(2)				65,281
Intangible asset amortization	8,368					5,929	(h	)	14,297
In-process research and development	350								350
Restructuring and impairment charges	1,331								1,331

Total operating expenses	153,344	59,261	(3,009)			5,929			215,525

Operating income	52,264	29,710	3,009			(18,037)			66,946
Other income and expense	1,615					(5,966)	(i	)	(4,351)
Provision for (benefit from) income taxes	3,233	(911)							2,322

Net income	$50,646	$30,621	$3,009			$(24,003)			$60,273

Basic earnings per share	$0.49								$0.50

Diluted earnings per share	$0.42								$0.39

Basic weighted average common shares	103,396					17,700	(j	)	121,096

Diluted weighted average common shares	135,906					17,700	(j	)	153,606

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

Powerwave’s Unaudited Pro Forma Condensed Combined Financial Information reflects the Filtronic Wireless Acquisition accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations.

The Unaudited Pro Forma Condensed Combined Balance Sheet gives effect to the Filtronic Wireless Acquisition as if it had occurred on July 2, 2006. The Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended July 2, 2006 and for the year ended January 1, 2006 give effect to the Filtronic Wireless Acquisition (which was consummated on October 16, 2006) as if it had occurred on January 3, 2005, the first day of the fiscal period for which a pro forma statement of operations is presented.

The financial statements of the Filtronic Wireless Infrastructure Division were prepared in Filtronic’s reporting currency, the British Pound (“GBP”). The Unaudited Pro Forma Condensed Combined Balance Sheet as of May 31, 2006 has been translated using the period end exchange rate of £0.53420 GBP to $1.00 USD and the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended May 31, 2006 and for the year ended November 30, 2005 have been translated using the average rates for the periods of £0.56460 and £0.54539 GPB, respectively, to $1.00 USD. Additionally, certain items have been adjusted to conform to presentation under accounting principles generally accepted in the United States of America (“US GAAP”) as described in Note 2 below.

Note 2. Adjustments to Reconcile to Accounting Principles Generally Accepted in the United States

The accounting principles applied in preparing the Filtronic Wireless Infrastructure Division’s financial statements comply with International Financial Reporting Standards (“IFRS”) which differ in certain respects from US GAAP. The following adjustments are required to reconcile the Filtronic Wireless Infrastructure Division’s financial statements to US GAAP for purposes of this pro forma presentation:

(1) Stock-based Compensation

For stock options granted from June 1, 1999 through November 7, 2002, the stock-based compensation expense recorded under IFRS was $0.094 million and $0.018 million higher in the six months ended July 2, 2006 and the fiscal year ended January 1, 2006, respectively, than the amount recorded under US GAAP. For stock options granted after November 7, 2002, there was no difference in the stock-based compensation expense recorded between IFRS and US GAAP.

(2) Sale and Leaseback

Under IFRS, profit or loss on sale and leaseback transactions resulting in an operating lease, where it is clear that the transaction is established at fair value, is recognized immediately. Under US GAAP, gains associated with the sale of property that has been leased back are deferred and amortized over the lease term. During 2004, the Filtronic Wireless Infrastructure Division entered into two such property sale and leaseback transactions. One of these leases was terminated in 2005.

As a result of these accounting differences, the Unaudited Pro Forma Condensed Combined Financial Information has been adjusted to reflect the reversal and deferral of the gain on disposal in the amount of $0.099 million and $0.145 million for the six months ended July 2, 2006 and the fiscal year ended January 1, 2006, respectively. Additionally, the unamortized gain of $2.8 million related to the lease that was terminated in 2005 has been recognized in the Unaudited Pro Forma Condensed Combined Financial Information in the fiscal year ended January 1, 2006.

Note 3. Purchase Accounting

The total purchase price of the Filtronic Wireless Infrastructure Division includes the issuance of 17.7 million shares of Powerwave Common Stock valued at an average price of $9.22 per share based on the average closing price for three days before and after announcement of the Filtronic Wireless Acquisition. The total estimated purchase price is as follows (in thousands):

Cash	$185,000
Fair value of Powerwave Common Stock issued	163,118
Transaction costs and expenses	4,800

Total estimated purchase price	$352,918

Under the purchase method of accounting, the estimated purchase price will be allocated to the Filtronic Wireless Infrastructure Division’s tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the closing date of the transaction, with any excess being ascribed to goodwill. Management is primarily responsible for determining the fair values of these assets. Management has estimated the fair values of the acquired assets reflected in the Unaudited Pro Forma Condensed Combined Financial Information based on a number of factors, including preliminary valuations and prior transactions. A final determination of these fair values, which can not be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of the Filtronic Wireless Infrastructure Division that exist on the closing date, and could differ materially from the amounts estimated below (in thousands):

Current assets	$125,027
Goodwill	146,886
Developed Technology	60,542
Customer Relationships	28,889
Backlog	754
Other non-current assets	42,625
Current liabilities	(47,857)
Other non-current liabilities	(3,948)

Total estimated purchase price	$352,918

Identifiable intangible assets will be amortized over their estimated useful lives which are expected to range from six months to 10 years.

Note 4. Unaudited Pro Forma Combined Adjustments

The following additional adjustments are required to properly reflect the pro forma combination of Powerwave and the Filtronic Wireless Infrastructure Division:

(a) Represents the cash portion of the purchase price as described in Note 3 above.

(b) Reflects the elimination of the Filtronic Wireless Division cash and fixed assets which were not acquired by Powerwave.

(c) Represents an adjustment to increase inventory acquired to its estimated fair value.

(d) Represents the addition of goodwill and identified intangible assets resulting from the purchase price allocation for the acquisition as discussed in Note 3 above.

(e) Represents an adjustment for the deferred income tax effect of recording the intangible assets and goodwill in conjunction with the Filtronic Wireless Acquisition.

(f) Reflects the reclassification of transaction costs expenses paid as of July 2, 2006 of $0.7 million to the purchase price and the accrual of the remaining estimated unpaid transaction costs and expenses as of July 2, 2006 of $4.1 million.

(g) Reflects the elimination of the Filtronic Wireless Infrastructure Division’s historical equity balance of approximately $140.9 million and the issuance of Powerwave shares of common stock with a fair value of $163.1 million as described in Note 3.

(h) Represents an adjustment to amortize identifiable intangible assets with finite useful lives as discussed in Note 3 above, over their estimated useful lives. Amortization expense is recorded to individual financial statement line items based on the nature of the underlying asset. Goodwill and intangible assets related to the Filtronic Wireless Acquisition have been accounted for in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

(i) Reflects the decrease in interest income resulting from the use of cash to consummate the Filtronic Wireless Acquisition. Interest rates of 4.6% and 3.2% for the six months ended July 2, 2006 and the year ended January 1, 2006, respectively, were used to determine the reduction in interest income. These rates approximate the average rates of return on cash and investments of Powerwave during these periods.

(j) Represents the issuance of 17.7 million shares of Powerwave Common Stock valued at $163.1 million.

Note 5. Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the Unaudited Pro Forma Condensed Combined Statements of Operations for the six months ended July 2, 2006 and the year ended January 1, 2006 (in thousands):

	For the Six Months Ended July 2, 2006	For the Year Ended January 1, 2006
Powerwave historical weighted average shares used in computing basic net income (loss) per share	111,913	103,396
Shares of Powerwave common stock to be issued in the Filtronic Wireless Acquisition	17,700	17,700

Pro forma weighted average shares used in computing basic net income (loss) per share	129,613	121,096
Potential common shares	—	32,510

Pro forma weighted average shares used in computing diluted net income (loss) per share	129,613	153,606

Potential common shares of 32,299,396 have been excluded from the pro forma diluted weighted average common shares for the six months ended July 2, 2006 as the effect would be antidilutive.